SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 29, 2003

STATION CASINOS, INC

(Exact name of registrant as specified in its charter)

Nevada	000-21640	88-0136443
(State or other jurisdiction	(Commission	(I.R.S.Employer
of incorporation)	File Number)	Identification No.)

2411 West Sahara Avenue, Las Vegas, Nevada		89102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 367-2411

N/A

(Former name or former address, if changed since last report)

ITEM 4.                                                     CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a)                                                                                  Dismissal of previous independent accountants

(i)                                     On September 29, 2003, Station Casinos, Inc. (“Station”) dismissed Deloitte & Touche LLP (“Deloitte”) as its independent public accountants.  Station’s Audit Committee and Board of Directors participated in and approved the decision to dismiss Deloitte.

(ii)                                  The reports of Deloitte on the consolidated financial statements of Station for the years ended December 31, 2002 and 2001 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

(iii)                               During the two most recent fiscal years and through September 29, 2003, there have been no disagreements between Station and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter thereof in its report on Station’s financial statements for such periods.

(iv)                              During the two most recent fiscal years and through September 29, 2003, there have been no reportable events (as defined in Item 304(a) (1) (v) of Regulation S-K).

(v)                                 At the request of Station, Deloitte furnished a letter addressed to the SEC stating that it agrees with the above statements.  A copy of such letter, dated October 6, 2003, is filed as Exhibit 16 to this Form 8-K.

(b)                                                                                 Engagement of new independent accountants.

(i)                                     Station engaged Ernst & Young LLP as its new independent accountants as of September 29, 2003.  During the two most recent fiscal years and through October 6, 2003, Station has not consulted with Ernst & Young regarding the matters described in, and required to be disclosed pursuant to, Item 304 (a) (2) (i) or Item 304 (a) (2) (ii) of Regulation S-K.

ITEM 7.                                                     FINANCIAL STATEMENTS AND EXHIBITS

(c)                                  Exhibits

16  (1)              Deloitte & Touche LLP Letter Dated October 6, 2003

                                                Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Station Casinos, Inc.

Date: October 6, 2003	By:	/s/ GLENN C. CHRISTENSON
Glenn C. Christenson Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer